Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479
NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
NCR Corporation	NCR Corporation
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on January 16, 2007

NCR Increases its Expectations for 2006 Earnings

Strong fourth-quarter results lead to higher-than-expected

revenue growth and earnings in 2006

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today announced that it anticipates fourth-quarter earnings to be $0.91 or more per share. NCR now expects full-year earnings per share of $2.04 or more. NCR’s previous earnings expectation for full-year 2006 was $1.90 to $1.95, which included $0.04 of expense related to an early retirement program in the first quarter of 2006. Excluding the early retirement expense, NCR’s earnings per share for full-year 2006 is expected to be $2.08, or more.(1)

NCR expects to report fourth-quarter revenue of more than $1.8 billion, an increase of 5 percent from the fourth quarter of 2005. The year-over-year revenue comparison is expected to include the benefit of 2 percentage points from foreign currency fluctuations.

On an annual basis, NCR expects to generate revenue of more than $6.1 billion, an increase of roughly 2 percent from 2005. The year-over-year revenue comparison is not expected to be affected by foreign currency fluctuations.

NCR expects 2007 earnings per share of $2.40 to $2.50. This earnings forecast does not reflect changes or charges related to the recently announced spin off of the company’s Teradata Data Warehousing business, or charges associated with the restructuring of the company’s Financial Self Service manufacturing operations.

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NCR will report its finalized fourth-quarter and full-year 2006 results on Jan. 25, 2007. The company will provide more detailed information regarding its 2006 results and its outlook for 2007 during a conference call scheduled for 10:00 a.m. (ET) that day. Live access to the conference call, as well as a replay of the conference call, will be available on NCR’s Web site at http://investor.ncr.com/.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s Teradata® data warehouses, ATMs, retail systems, self-service solutions and IT services provide Relationship Technology™ that maximizes the value of customer interactions and helps organizations create a stronger competitive position. NCR (www.ncr.com) is based in Dayton, Ohio.

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NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures found in this release are useful for investors. The following table reconciles certain non-GAAP measures contained in this release.

Reconciliation of GAAP to Non-GAAP Measures(1)

	Q4 2006 Forecast	Original FY 2006 Guidance	Previous FY 2006 Guidance	Updated FY 2006 Forecast
Earnings Per Share (GAAP)	$0.91+	$1.85-1.90	$1.90-1.95	$2.04+
Early retirement-related pension expense (Q1 2006)	—	—	(0.04)	(0.04)

Adjusted Earnings Per Share (Non-GAAP)(1)	$0.91+	$1.85-1.90	$1.94-1.99	$2.08+

(1)	NCR’s management looks at the company’s results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses earnings per share excluding these items to manage and determine effectiveness of its business managers and as a basis for incentive compensation. These non-GAAP measures should not be considered as substitutes for or superior to results determined in accordance with GAAP.

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Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include those: relating to the proposed separation of Teradata and NCR’s other businesses, including the ability of each to operate as an independent entity; the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-service technologies and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of continued cost-control measures being taken by the company; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.